U.S. SECURITIES AND EXCHANGE COMMISSION
                                Washington, D.C. 20549


                                       FORM 8-K


                                     CURRENT REPORT

                       PURSUANT TO SECTION 13 OR 15(d) OF THE
                          SECURITIES EXCHANGE ACT OF 1934

       Date of Report (date of earliest event reported): February 7, 2006

                                  WORLD AM, INC.
               (Exact Name of Company as Specified in Its Charter)

          Nevada                        0-30639             90-0142757
(State or Other Jurisdiction   (Commission File Number)  (I.R.S. Employer
     of Incorporation)                                   Identification No.)

4040 MacArthur Boulevard, Suite 240, Newport Beach, California   92660
    (Address of Principal Executive Offices)                   (Zip Code)

        Company's telephone number, including area code:  (949) 955-5355

                    _______________________________________
          (Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Company under any of the following provisions (See General Instruction A.2 below):

     [ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

     [ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

     [  ]  Pre-commencement communications pursuant to Rule 14d-
           2(b) under the Exchange Act (17 CFR 240.14d-2(b))

     [  ]  Pre-commencement communications pursuant to Rule 13e-
           4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01  ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

     On January 23, 2006, the Company entered into a Securities Purchase Agreement with Golden Gate Investors, Inc. (see Exhibit 4.1). Under this agreement, Golden Gate agreed to purchase from the Company a convertible debenture in the aggregate principal amount of $1,000,000 (see Exhibit 4.2). The conversion price is equal to the lesser of (i) $0.20, or (ii) 80% of the average of the 3 lowest volume weighted average prices during the 20 trading days prior to the election to convert, or (iii) 80% of the volume weighted average price on the trading day prior to the election to convert.

     In conjunction with the debenture, the Company issued to Golden Gate a warrant, dated January 23, 2006, to purchase 10,000,000 shares of common stock of the company, exercisable at $1.00 per share (see
Exhibit 4.3). The Company also issued to Golden Gate a warrant, dated January 23, 2006, to purchase up to that number of shares of common stock equal to $2,750,000 divided by 120% of the average of the current market prices of the common stock for the 20 trading days prior to January 23, 2006, at a price per share equal to the 120% of the average of the current market price of the common stock for the 20 trading days prior to January 23, 2006 (see Exhibit 4.4).

     Under an addendum to the debenture and the warrant (dated February 7, 2006), the following was amended (among other things):
(a) the principal amount of the debenture was reduced to $100,000;
(b) the number of shares into which this debenture may be converted was changed to equal to the dollar amount of the debenture being converted multiplied by 110, minus the product of the conversion price multiplied by 100 times the dollar amount of the debenture being converted, and the entire foregoing result divided by the conversion price; and (c) the exercise price of the first warrant was increased to $1.09 per share, with the warrant exercised in an amount equal to 100 times the amount of the debenture being converted (see
Exhibit 4.6). With the execution of this addendum, this transaction was closed.

     In connection with this agreement, the Company also granted to Golden Gate certain rights under a registration rights agreement, dated January 23, 2006, to the shares to be issued upon conversion of the debenture and the warrants (see Exhibit 4.5).

     Golden Gate provided us with an aggregate $150,000 on February 7, 2006, as follows:

     - $100,000 was disbursed directly to us; and

     - $50,000 has been retained for services provided to our company by various professionals (this represents a prepayment towards the exercise of $1.09 warrant.

     Upon notification and verification that a registration statement has been filed with the Securities and Exchange Commission by February 14, 2006, Golden Gate will wire World Am $100,000, which shall represent an additional prepayment towards the exercise of the $1.09 warrant.

ITEM 9.01  FINANCIAL STATEMENTS AND EXHIBITS

Exhibits.

     Exhibits included are set forth in the Exhibit Index pursuant to Item 601of Regulation S-B.

                                SIGNATURE

     Pursuant to the requirements of Section 13 or 15(d) of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

                                       World Am, Inc.



Dated: February 8, 2006                By: /s/ Robert A. Hovee
                                       Robert A. Hovee
                                       Chief Executive Officer


                          EXHIBIT INDEX

Number           Description

4.1     Securities Purchase Agreement between the Company and
        Golden Gate Investors, Inc., dated January 23, 2006 (filed herewith).

4.2 6 3/4% Convertible Debenture issued to Golden Gate Investors, Inc., dated January 23, 2006 (filed herewith).

4.3 Warrant to Purchase Common Stock (due January 6, 2009) issued to Golden Gate Investors, Inc., dated January 23,
        2006 (filed herewith).

4.4 Warrant to Purchase Common Stock (due January 6, 20011) issued to Golden Gate Investors, Inc., dated January 23,
        2006 (filed herewith).

4.5     Registration Rights Agreement between the Company and
        Golden Gate Investors, Inc., dated January 23, 2006 (filed herewith).

4.6     Addendum to Convertible Debenture and Warrant To Purchase
        Common Stock, dated February 7, 2006 (filed herewith).